UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 20, 2012

BIO-SOLUTIONS, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-113296	98-0557171
(Commission File Number)	(IRS Employer Identification No.)

1250 N E Loop 410 Suite 200
San Antonio, Texas,  78209
(Address of Principal Executive Offices)

14517 Joseph Marc Vermette
Mirabel (Quebec), Canada
J7J 1X2
(Former Address of Principal Executive Offices)

(210) 378-8104
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-k regarding Bio-Solutions, Corp. (the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 20, 2012  Gilles Chaumillon tendered his resignation as an officer and director of the Company.  Concurrent with his resignation, Mr. Gallagher,  our current chief financial officer and a corporate director assumed the role as the Company’s chief executive officer.

Mr. Chaumillon  tendered his resignation for personal reasons and there was no disagreement between Mr. Chaumillon and  the Company regarding its business operations or financial reporting.

A copy of this Form 8-k has been provided to Mr. Chaumillon

Item 9.01 Financial Statements and Exhibits.

Exhibit:  17:  Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 25 2012

Bio-Solutions, Corp.
By:	/s/William Gallagher
William Gallagher, CEO